EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2006, accompanying the consolidated financial statements included in the 2005 Annual Report of 1st Constitution Bancorp and subsidiaries on Form 10-K. We hereby consent to the incorporation by reference of said reports in this Registration Statement on Form S-8 and in the Registration Statements of 1st Constitution Bancorp on Form S-8 (File No. 333-98177, effective August 15, 2002).

Philadelphia, Pennsylvania

March 16, 2006